Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _____________________________________________
FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933
 _____________________________________________
FEI COMPANY
(Exact name of registrant as specified in its charter)
 _____________________________________________

Oregon	93-0621989
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
5350 NE Dawson Creek Drive
Hillsboro, Oregon 97124-5793
(503) 726-7500
(Address of principal executive offices)
_____________________________________________
1995 Stock Incentive Plan, as amended
Employee Share Purchase Plan, as amended
(Full titles of the plans)
 _____________________________________________
Don R. Kania
President and Chief Executive Officer
FEI Company
5350 NE Dawson Creek Drive
Hillsboro, Oregon 97124-5793
(Name and address of agent for service)
 _____________________________________________
(503) 726-7500
(Telephone number, including area code, of agent for service)
 _____________________________________________
Copies to:

Bradley J. Thies FEI Company 5350 NE Dawson Creek Drive Hillsboro, Oregon 97124-5793 (503) 726-7500	N. Anthony Jeffries Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value, and associated preferred stock purchase rights
- To be Issued under 1995 Stock Incentive Plan	250,000 shares	$53.11(2)	$13,277,500(2)	$1,811.06
- To be Issued under Employee Share Purchase Plan	250,000 shares	$45.14(3)	$11,285,000(3)	1,539.28
Total	500,000 shares			$3,350.34

_____________________________________________

(1)
This registration statement shall also cover any additional shares of common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of common stock.

(2)
The proposed maximum offering price per share was determined pursuant to Rule 457(h) under the Securities Act of 1933 to be equal to $53.11 per share, the average of the high and low price of the registrant's common stock as reported on The NASDAQ Global Select Market on November 26, 2012.

(3)
The proposed maximum offering price per share was determined pursuant to Rule 457(h) under the Securities Act of 1933 to be equal to $45.14 per share, which is 85% of the average of the high and low price of the registrant's common stock as reported on The NASDAQ Global Select Market on November 26, 2012. Pursuant to the Registrant's Employee Share Purchase Plan, as amended, the purchase price of a share of Common Stock shall be an amount equal to 85% of the lesser of the fair market value of a share of Common Stock on the exercise date or the first day of the applicable offering period.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference
The following documents have been filed by FEI Company (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) and are incorporated herein by reference:

•	Registrant's Annual Report on Form 10-K for the year ended December 31, 2011 filed on February 17, 2012;

•	Registrant's Quarterly Reports on Form 10-Q filed on May 3, 2012, August 2, 2012 and November 1, 2012;

•	Registrant's Current Reports on Form 8-K filed on February 22, 2012, May 14, 2012, May 16, 2012, June 6, 2012, June 7, 2012, August 9, 2012, September 13, 2012 and November 2, 2012; and

•	Registrant's description of common stock contained in its registration statement on Form 8-A, filed on May 8, 1995, including any amendments filed for the purpose of updating that description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities
Not applicable.

Item 5. Interests of Named Experts and Counsel
Not applicable.

Item 6. Indemnification of Directors and Officers
Our articles and bylaws provide that we will indemnify to the fullest extent not prohibited by law any current or former officer or director. The Oregon Business Corporation Act (the “OBCA”) permits corporations to indemnify directors in certain circumstances, prohibits corporations from indemnifying directors in other circumstances and requires corporations to indemnify officers and directors in yet other circumstances.

Section 60.391 of the OBCA permits corporations to indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if:

a) The conduct of the individual was in good faith;

b) The individual reasonably believed that the individual's conduct was in the best interests of the corporation, or at least not opposed to its best interests; and

c) In the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful.

A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of (b) above. Furthermore, the termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described herein. Indemnification permitted under Section 60.391 of the OBCA in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 60.391 of the OBCA prohibits corporations from indemnifying a director:

a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

b) In connection with any other proceeding charging improper personal benefit to the director in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

Section 60.394 of the OBCA requires corporations to indemnify an officer or director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the officer or director was a party because of being an officer or director of the corporation against reasonable expenses incurred by the officer or director in connection with the proceeding.

Because the limits of permissible indemnification under the OBCA are not clearly defined, our articles and bylaws may provide for broader indemnification than that described in the OBCA. Our articles and bylaws provide that we shall indemnify to the fullest extent not prohibited by law any current or former officer or director who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including an action, suit or proceeding by or in the right of the corporation) by reason of the fact that the person is or was acting as a director, officer or agent of the corporation or as a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation, or serves or served at the request of the corporation as a director or officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. Our bylaws also provide that, at the written request of the director of officer, we may pay in advance the expenses incurred by such director or officer in any proceeding, if the director or officer:

a) Furnishes the corporation a written affirmation of such person's good faith belief that such person is entitled to be indemnified by the corporation; and

b) Furnishes the corporation a written undertaking to repay such advance to the extent that it is ultimately determined by a court that such person is not entitled to be indemnified by the corporation.

Such advances shall be made without regard to the person's ability to repay such expenses and without regard to whether the person ultimately is entitled to indemnification under our bylaws or otherwise.

In addition to the indemnification provided for in our articles and bylaws, we have entered into, and intend to enter into in the future, indemnification agreements with each of our directors and executive officers that provide the maximum indemnity allowed to directors and executive officers under the OBCA.

We also maintain insurance for the protection of our directors and officers against any liability asserted against such individuals in their official capacities. The rights of indemnification described in our articles and bylaws are not exclusive of any other rights of indemnification to which a director or officer may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise and as to action in another capacity while holding such office.

Item 7. Exemption From Registration Claimed
Not applicable.

Item 8. Exhibits

Exhibit
Number	Description
4.1	1995 Stock Incentive Plan, as amended(1)
4.2	Employee Share Purchase Plan, as amended(1)
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, with respect to the legality of the securities being registered
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Independent Registered Public Accounting Firm
23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this Form S-8)
 ____________
(1) Incorporated by reference to our Current Report on Form 8-K filed with the Commission on May 14, 2012.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 6 of Part II of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on November 28, 2012.

FEI COMPANY

By:	/s/ Don R. Kania
Don R. Kania
President and Chief Executive Officer
 POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Don R. Kania, Raymond A. Link and Bradley J. Thies and each of them individually, as his true and lawful attorneys-in-fact and agents, with the power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Don R. Kania	President and Chief Executive Officer	November 28, 2012
Don R. Kania	(Principal Executive Officer)

/s/ Raymond A. Link	Executive Vice President and Chief Financial Officer	November 28, 2012
Raymond A. Link	(Principal Financial and Accounting Officer)

/s/ Homa Bahrami	Director	November 28, 2012
Homa Bahrami

/s/ Arie Huijser	Director	November 28, 2012
Arie Huijser

/s/ Thomas F. Kelly	Director	November 28, 2012
Thomas F. Kelly

/s/ Jan C. Lobbezoo	Director	November 28, 2012
Jan C. Lobbezoo

Director
Jami K. Nachtsheim

/s/ Gerhard H. Parker	Director	November 28, 2012
Gerhard H. Parker

/s/ James T. Richardson	Director	November 28, 2012
James T. Richardson

/s/ Richard H. Wills	Director	November 28, 2012
Richard H. Wills

INDEX TO EXHIBITS

Exhibit
Number	Description
4.1	1995 Stock Incentive Plan, as amended(1)
4.2	Employee Share Purchase Plan, as amended(1)
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, with respect to the legality of the securities being registered
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Independent Registered Public Accounting Firm
23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this Form S-8)
 ____________
(1) Incorporated by reference to our Current Report on Form 8-K filed with the Commission on May 14, 2012.